Exhibit 99.1

Occidental Announces Cash Tender Offers and Consent
Solicitations for Certain of its Senior Notes and Debentures

HOUSTON — February 19, 2026 — Occidental (NYSE: OXY) today announced that it has commenced offers to purchase for cash (collectively, the “Tender Offers” and each a “Tender Offer”) its outstanding senior notes and debentures listed in the table below and Consent Solicitations (as defined below) with respect to certain series of such senior notes and debentures, upon the terms and conditions described in Occidental’s Offer to Purchase and Consent Solicitation Statement, dated February 19, 2026 (the “Offer to Purchase”).

Title of Security	CUSIP / ISIN	Aggregate Principal Amount Outstanding(1)	Acceptance Priority Level	Reference Treasury Security	Bloomberg Reference Page(2)	Fixed Spread	Early Tender Premium(3)	Sub-Cap	Consent Notes
Zero Coupon Senior Notes due 2036	674599DG7 / US674599DG73	$284,540,000(4)	1	4.125% U.S. Treasury Notes due 02/15/2036	FIT1	+ 55 basis points	$30	$58,000,000	No
6.125% Senior Notes due 2031	674599EF8 / US674599EF81	$1,142,749,000	2	3.750% U.S. Treasury Notes due 01/31/2031	FIT1	+ 60 basis points	$30	N/A	Yes
6.625% Senior Notes due 2030	674599ED3 / US674599ED34	$1,449,459,000	3	3.750% U.S. Treasury Notes due 01/31/2031	FIT1	+ 50 basis points	$30	N/A	Yes
7.200% Debentures due 2029	674599DT9 / US674599DT94	$126,005,000	4	3.500% U.S. Treasury Notes due 02/15/2029	FIT1	+ 65 basis points	$30	N/A	Yes
7.950% Debentures due 2029	674599DU6 / US674599DU67	$80,881,000	5	3.500% U.S. Treasury Notes due 02/15/2029	FIT1	+ 65 basis points	$30	N/A	Yes
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(1)	Aggregate principal amount outstanding as of the date hereof.
(2)	The page on Bloomberg from which the Lead Dealer Manager (as defined below) will quote the bid-side price of the Reference Treasury Security (as defined below). The Bloomberg Reference Page is provided for convenience only. To the extent any Bloomberg Reference Page changes prior to the Price Determination Time (as defined below), the Lead Dealer Manager will quote the applicable Reference Treasury Security from the updated Bloomberg Reference Page.
(3)	Per $1,000 principal amount of Notes validly tendered and accepted for purchase by Occidental.
(4)	Aggregate principal amount at maturity. The accreted value as of April 10, 2026, the next applicable Accreted Value Calculation Date, will be approximately $580,925.31 per $1,000,000 aggregate principal amount at maturity of the Zero Coupon Senior Notes due 2036.

Occidental is offering to purchase for cash, subject to the order of priority set forth in the table above, up to $700.0 million aggregate principal amount (as such amount may be increased by Occidental, the “Aggregate Cap”) of its Zero Coupon Senior Notes due 2036 (the “0.000% 2036 Notes”), 6.125% Senior Notes due 2031 (the “6.125% 2031 Notes”), 6.625% Senior Notes due 2030 (the “6.625% 2030 Notes”), 7.200% Debentures due 2029 (the “7.200% 2029 Debentures”) and 7.950% Debentures due 2029 (the “7.950% 2029 Debentures” and, together with the 0.000% 2036 Notes, the 6.125% 2031 Notes, the 6.625% 2030 Notes and the 7.200% 2029 Debentures, the “Notes”); provided that Occidental will only accept for purchase up to $58.0 million aggregate principal amount (as such amount may be increased by Occidental, the “Sub-Cap”) of the 0.000% 2036 Notes. Subject to the Aggregate Cap, the Sub-Cap and proration, the amount of a series of Notes that is purchased in the Tender Offers on the Early Settlement Date or the Settlement Date (each defined below), as applicable, will be based on the order of priority (the “Acceptance Priority Levels”) for the Notes as set forth in the table above.

Each Tender Offer and Consent Solicitation will expire at 5:00 p.m., New York City time, on March 19, 2026, unless extended or earlier terminated by Occidental (the “Expiration Date”). No tenders submitted after the Expiration Date will be valid. Subject to the terms and conditions of the Tender Offers and Consent Solicitations, the consideration (the “Total Consideration”) for each $1,000 principal amount of Notes validly tendered at or prior to the Early Tender Time (as defined below) and accepted for purchase pursuant to the Tender Offers will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread specified in the table above plus the yield of the applicable U.S. Treasury security specified in the table above (the “Reference Treasury Security”), based on the bid-side price of such Reference Treasury Security as quoted on the Bloomberg Reference Page specified in the table above at 10:00 a.m., New York City time, on March 5, 2026, unless extended or earlier terminated by Occidental with respect to any Tender Offer and Consent Solicitation (such date and time, as it may be extended, the “Price Determination Time”).

Holders of Notes that are validly tendered at or prior to 5:00 p.m., New York City time, on March 4, 2026 (subject to Occidental’s extension or early termination with respect to any Tender Offer and Consent Solicitation, the “Early Tender Time”) and accepted for purchase pursuant to the applicable Tender Offer will receive the Total Consideration for such series of Notes, which includes the applicable early tender premium for such series of Notes as set forth in the table above (the “Early Tender Premium”). The Total Consideration for a series of Notes minus the Early Tender Premium for such series of Notes is referred to as the “Tender Offer Consideration” for such series of Notes. Holders of Notes validly tendered after the Early Tender Time, but before the Expiration Date, and accepted for purchase pursuant to the applicable Tender Offer will receive the applicable Tender Offer Consideration but will not be eligible to receive the Early Tender Premium. All holders of Notes validly tendered and accepted for purchase pursuant to the Tender Offers will also receive accrued and unpaid interest, if any, on such Notes from the last interest payment date with respect to those Notes to, but not including, the Early Settlement Date or Settlement Date, as applicable.

Notes that have been tendered may be withdrawn from the applicable Tender Offer prior to 5:00 p.m., New York City time, on March 4, 2026 (subject to Occidental’s extension or early termination with respect to the applicable Tender Offer, the “Withdrawal Deadline”). Holders of Notes tendered after the Withdrawal Deadline cannot withdraw their Notes or, in the case of the Consent Notes (as defined below), revoke their consents under a Consent Solicitation unless Occidental is required to extend withdrawal rights under applicable law. Occidental reserves the right, but is under no obligation, to increase the Aggregate Cap and/or the Sub-Cap at any time, subject to applicable law. If Occidental increases the Aggregate Cap and/or the Sub-Cap, it does not expect to extend the applicable Withdrawal Deadline, subject to applicable law.

Subject to the Aggregate Cap, the Sub-Cap and proration, Occidental will purchase any Notes that have been validly tendered at or prior to the Early Tender Time and accepted in the applicable Tender Offer promptly following the Early Tender Time (such date, the “Early Settlement Date”). The Early Settlement Date is expected to occur on the third business day following the Early Tender Time. Settlement for Notes validly tendered after the Early Tender Time, but at or prior to the Expiration Date and accepted for purchase in the applicable Tender Offer, will be promptly following the Expiration Date (such date, the “Settlement Date”). The Settlement Date is expected to occur no later than the second business day following the Expiration Date.

If an aggregate principal amount of Notes validly tendered prior to the Early Tender Time exceeds the Aggregate Cap, Occidental will not accept for purchase any Notes tendered after the applicable Early Tender Time and will, subject to the Aggregate Cap and the Sub-Cap, accept for purchase only the Notes validly tendered before the Early Tender Time pursuant to the Acceptance Priority Levels. Acceptance of tenders of the 0.000% 2036 Notes may be subject to proration if the aggregate principal amount of 0.000% 2036 Notes validly tendered is greater than the Sub-Cap, and acceptance of tenders of any series of Notes may be subject to proration if the aggregate principal amount of all Notes validly tendered is greater than the Aggregate Cap.

As part of the Tender Offers, Occidental is also soliciting consents (the “Consent Solicitations”) from the holders of the 6.125% 2031 Notes, the 6.625% 2030 Notes, the 7.200% 2029 Debentures and the 7.950% 2029 Debentures (collectively, the “Consent Notes”) for certain proposed amendments (the “Proposed Amendments”) described in the Offer to Purchase that would, among other things, eliminate certain of the covenants contained in the indenture governing the Consent Notes with respect to the applicable series of Consent Notes and change the minimum notice period for a notice of redemption to holders in respect of such applicable series of Consent Notes to 5 business days prior to the applicable redemption date. Adoption of the Proposed Amendments with respect to each series of Consent Notes requires the requisite consent applicable to such series of Consent Notes as described in the Offer to Purchase (the “Requisite Consent”). Each holder tendering Consent Notes pursuant to the Tender Offers must also deliver consents to the Proposed Amendments pursuant to the related Consent Solicitation and will be deemed to have delivered their consents by virtue of such tender. Holders may not deliver consents without also tendering their Consent Notes. The Proposed Amendments relating to a series of Consent Notes will become operative with respect to a series of Consent Notes upon Occidental’s acceptance for purchase, pursuant to the applicable Tender Offer, of a principal amount of the applicable series of Consent Notes representing the Requisite Consent for such series of Consent Notes and payment therefor on the Early Settlement Date or Settlement Date, as applicable. If the Proposed Amendments become operative with respect to a series of Consent Notes, holders of that series of Consent Notes that do not tender their Consent Notes of such series prior to the Expiration Date, or at all, will be bound by the Proposed Amendments, meaning that such holders will no longer have the benefit of certain covenants contained in the indenture governing such series of Consent Notes, and Consent Notes of such series held by such holders will be subject to redemption based upon the shorter notice period.

The Tender Offers are not conditioned on the tender of any minimum principal amount of Notes, the consummation of any other Tender Offer or obtaining any Requisite Consent. However, the Tender Offers and Consent Solicitations are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase.

Citigroup Global Markets Inc. is the sole Lead Dealer Manager (the “Lead Dealer Manager”) in connection with the Tender Offers and the sole Lead Solicitation Agent in connection with the Consent Solicitations, and J.P. Morgan Securities LLC, RBC Capital Markets, LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC are the Co-Managers in connection with the Tender Offers and the Consent Solicitations. Global Bondholder Services Corporation has been retained to serve as the Tender Agent and Information Agent for the Tender Offers and Consent Solicitations. Persons with questions regarding the Tender Offers and Consent Solicitations should contact Citigroup Global Markets Inc. at (toll-free) (800) 558-3745 or (collect) (212) 723-6106, J.P. Morgan Securities LLC at (toll-free) (866) 834-4666 or (collect) (212) 834-3424, RBC Capital Markets, LLC at (toll-free) (877)-381-2099 or (collect) (212) 618-7843, TD Securities (USA) LLC at (toll-free) (866) 584-2096 or (collect) (212) 827-2842 or Wells Fargo Securities, LLC at (toll-free) (866) 309-6316 or (collect) (704) 410-4759. Requests for the Offer to Purchase should be directed to Global Bondholder Services Corporation at (banks or brokers) (212) 430-3774 or (toll-free) (855) 654-2015 or by email to contact@gbsc-usa.com.

None of Occidental, the Dealer Managers and Solicitation Agents, the Tender Agent and Information Agent, the trustee under the indenture governing the Notes or any of their respective affiliates is making any recommendation as to whether holders should tender any Notes in response to the Tender Offers and Consent Solicitations. Holders must make their own decision as to whether to participate in the Tender Offers and Consent Solicitations and, if so, the principal amount of Notes as to which action is to be taken.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. Neither this press release nor the Offer to Purchase is an offer to sell or a solicitation of an offer to buy any securities. The Tender Offers and Consent Solicitations are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of Occidental by the Dealer Managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Occidental

Occidental is an international energy company that produces, markets and transports oil and natural gas to maximize value and provide resources fundamental to life. The company leverages its global leadership in carbon management to advance lower-carbon technologies and products. Headquartered in Houston, Occidental primarily operates in the United States, the Middle East and North Africa. To learn more, visit oxy.com.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows and business prospects. Actual outcomes or results may differ from anticipated results, sometimes materially. Factors that could cause results to differ from those projected or assumed in any forward-looking statement include, but are not limited to: general economic conditions, including slowdowns and recessions, domestically or internationally; Occidental’s indebtedness and other payment obligations, including the need to generate sufficient cash flows to fund operations; Occidental’s ability to successfully monetize select assets and repay or refinance debt and the impact of changes in Occidental’s credit ratings or future increases in interest rates; assumptions about energy markets; global and local commodity and commodity-futures pricing fluctuations and volatility; supply and demand considerations for, and the prices of, Occidental’s products and services; actions by the Organization of the Petroleum Exporting Countries (OPEC) and non-OPEC oil producing countries; results from operations and competitive conditions; future impairments of Occidental’s proved and unproved oil and gas properties or equity investments, or write-downs of productive assets, causing charges to earnings; unexpected changes in costs; government actions (including the effects of announced or future tariff increases and other geopolitical, trade, tariff, fiscal and regulatory uncertainties), war (including the Russia-Ukraine war and conflicts in the Middle East) and political conditions and events (such as in Latin America); inflation, its impact on markets and economic activity and related monetary policy actions by governments in response to inflation; availability of capital resources, levels of capital expenditures and contractual obligations; the regulatory approval environment, including Occidental’s ability to timely obtain or maintain permits or other government approvals, including those necessary for drilling and/or development projects; Occidental’s ability to successfully complete, or any material delay of, field developments, expansion projects, capital expenditures, efficiency projects, acquisitions or divestitures; risks associated with acquisitions, mergers and joint ventures, such as difficulties integrating businesses, uncertainty associated with financial projections or projected synergies, restructuring, increased costs and adverse tax consequences; uncertainties and liabilities associated with acquired and divested properties and businesses, including retained liabilities and indemnification obligations associated with the chemical business; uncertainties about the estimated quantities of oil, NGL and natural gas reserves; lower-than-expected production from development projects or acquisitions; Occidental’s ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes and improve Occidental’s competitiveness; exploration, drilling and other operational risks; disruptions to, capacity constraints in, or other limitations on the pipeline systems that deliver Occidental’s oil and natural gas and other processing and transportation considerations; volatility in the securities, capital or credit markets, including capital market disruptions and instability of financial institutions; health, safety and environmental (HSE) risks, costs and liability under existing or future federal, regional, state, provincial, tribal, local and international HSE laws, regulations and litigation (including related to climate change or remedial actions or assessments); legislative or regulatory changes, including changes relating to hydraulic fracturing or other oil and natural gas operations, retroactive royalty or production tax regimes, and deep-water and onshore drilling and permitting regulations; Occidental’s ability to recognize intended benefits from its business strategies and initiatives, such as the sale of the chemical business, Occidental’s low-carbon ventures businesses and announced greenhouse gas emissions reduction targets or net-zero goals; changes in government grant or loan programs; potential liability resulting from pending or future litigation, government investigations and other proceedings; disruption or interruption of production or facility damage due to accidents, chemical releases, labor unrest, weather, power outages, natural disasters, cyber-attacks, terrorist acts or insurgent activity; the scope and duration of global or regional health pandemics or epidemics and actions taken by government authorities and other third parties in connection therewith; the creditworthiness and performance of Occidental’s counterparties, including financial institutions, operating partners and other parties; failure of risk management; Occidental’s ability to retain and hire key personnel; supply, transportation and labor constraints; reorganization or restructuring of Occidental’s operations; changes in state, federal or international tax rates, deductions, incentives or credits; and actions by third parties that are beyond Occidental’s control.

Words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “commit,” “advance,” “likely” or similar expressions that convey the prospective nature of events or outcomes are generally indicative of forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of this press release. Unless legally required, we undertake no obligation to update, modify or withdraw any forward-looking statements, as a result of new information, future events or otherwise. Material risks that may affect our results of operations and financial position appear under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in Occidental’s other filings with the U.S. Securities and Exchange Commission.

Contacts

Media	Investors
Eric Moses	R. Jordan Tanner
713-497-2017	713-552-8811
eric_moses@oxy.com	investors@oxy.com